FORM 8-A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

 Securities Exchange Act of 1934

American Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-1544320
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which each class is to be registered
6% Subordinated Debentures due 2055	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-179867
Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.                                        Description of Registrant's Securities to be Registered.
The securities to be registered hereby are American Financial Group, Inc.'s (the "Registrant") 6% Subordinated Debentures due 2055 (the "Debentures").  For a description of the Debentures, see the material set forth in the section captioned "Description of Debt Securities" in the Registrant's registration statement on Form S-3 (File No. 333-202421) filed with the Securities and Exchange Commission (the "Commission") on March 2, 2015 (such registration statement, as amended, including all documents incorporated in such registration statement by reference are collectively referred to as the "Registration Statement") and the materials set forth in the section captioned "Description of Debentures" in the Prospectus Supplement of the Registrant dated November 9, 2015 and filed with the Commission on November 10, 2015 pursuant to Rule 424(b) under the Securities Act of 1933 which shall supplement the Prospectus contained in the Registration Statement, which is incorporated herein by reference.

Item 2.                  Exhibits.
4.1
Subordinated Debt Securities Indenture dated as of September 23, 2014, between the Registrant, as Issuer, and U.S. Bank National Association, as Trustee  (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 001-13653), filed by the Registrant on September 23, 2014).

4.2	Form of Second Supplemental Indenture dated as of November 17, 2015 between the Registrant, as Issuer and U.S. Bank National Association, as Trustee.
4.3	Form of 6% Debentures due 2055 (included in Exhibit 4.2).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2015	AMERICAN FINANCIAL GROUP, INC. By: /s/ Mark A. Weiss Mark A. Weiss Vice President